QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2004

DPL Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-9052 (Commission File Number)	31-1163136 (IRS Employer Identification No.)
1065 Woodman Drive, Dayton, Ohio 45432 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (937) 224-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐
Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1—Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

        On September 10, 2004, the Company and DP&L entered into an amendment to the employment agreement with W. Steven Wolff, President, Power Production to reflect a modification of the "change of control" provisions within the employment agreement. A copy of Mr. Wolff's amendment to his employment agreement is attached hereto as Exhibit 10(dd) and is incorporated herein by reference.

        On September 17, 2004, the "Company and DP&L entered into an employment agreement to hire Gary Stephenson as its Vice President-Commercial Operations. Commencing October 4, 2004 Mr. Stephenson will be responsible for managing the Company's composite commodity portfolio consisting of (1) all energy products involved in the PJM market (energy, capacity, spinning reserves, FTR's, etc.), (2) procurement of gas, oil, and coal, (3) emission allowances, (4) retail customer load obligations and (5) services to municipal power authorities. A copy of the employment agreement with exhibits is attached hereto as Exhibit 10(ee) and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

        Exhibit 10(dd) Amendment to Employment Agreement dated September 10, 2004 between the Company, DP&L and W. Steven Wolff.

        Exhibit 10(ee) Employment Agreement dated September 17, 2004 with Exhibits between the Company, DP&L and Gary Stephenson.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc. (Registrant)
Date September 23, 2004	/s/ MIGGIE E. CRAMBLIT Miggie E. Cramblit Vice President and General Counsel

3

QuickLinks

  Section 1—Registrant's Business and Operations
  Item 1.01 Entry into a Material Definitive Agreement.
  Section 9—Financial Statements and Exhibits
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES